Peloton Announces Q2 FY2026 Financial Results
Delivered Year-over-Year Improvement in Profitability While Investing in Ambitious Innovation Agenda
Raises Full Year FY2026 Adjusted EBITDA Guidance to $450 - $500 million*

NEW YORK, NY – February 5, 2026 – Peloton Interactive, Inc. today reported financial results for the quarter ended December 31, 2025.

Q2 FY2026 Financial Highlights
•Ending Paid Connected Fitness Subscriptions were 2.661 million, a decrease of 214,000 or 7% year-over-year and 6,000 above the midpoint of our guidance range. We observed better-than-expected Average Net Monthly Paid Connected Fitness Subscription Churn following Membership price increases announced on October 1, which was partially offset by lower gross additions.
•Total Revenue was $657 million, a decrease of $17 million or 3% year-over-year and $8 million below our guidance range, primarily driven by lower-than-expected Connected Fitness Product sales to existing Members.
•Total Gross Margin was 50.5%, an increase of 320 bps year-over-year and 150 bps above our guidance.
•GAAP Net loss was $39 million. Adjusted EBITDA* was $81 million, an increase of $23 million or 39% year-over-year and $6 million above the high end of our guidance range.
•GAAP Net Cash provided by operating activities was $72 million. Free Cash Flow* was $71 million, a decrease of $35 million year-over-year.

“Our second quarter represented the most substantial period of innovation at Peloton since our founding. At the same time, our financial performance demonstrated our continued operational discipline, resulting in 39% year-over-year growth in Adjusted EBITDA and reducing Net Debt by 52% year-over-year, proving we can simultaneously innovate and increase our profitability,” said CEO Peter Stern. “We’re driving positive momentum across the business: the new Cross Training Series is resonating in the marketplace, our subscription base is highly committed, our integrated Commercial Business Unit is growing and well-positioned to continue doing so, and Member engagement with Peloton IQ is encouraging. Looking ahead, our focus remains on executing our strategy to increase our share of the growing global wellness economy while continuing to enhance our magic formula of premium hardware, intuitive software, and unmatched human coaching.”

Q2 FY2026 Business Highlights
•Introduced the Peloton Cross Training Series, with industry-leading features across the board and advanced computer vision capabilities on the Plus line, which have received glowing reviews from Men’s Health, Women’s Health, The Wall Street Journal, PC Mag and many others.
•The integrated Commercial Business Unit introduced the Peloton Pro Series for fitness facilities and achieved double digit revenue growth year-over-year.
•Released Peloton IQ to all Members to deliver AI-powered personalized guidance and insights to support Member outcomes, and at the end of the quarter, nearly half of active Members had engaged with their personalized insights and recommendations.
•Increased Average Workout Time per Connected Fitness Subscription by 7% year-over-year.
•Evolved our Strength category with the addition of three new Instructors to teach highly requested Yoga Sculpt and Pilates classes, and released the third installment of Emma Lovewell’s “Crush Your Core,” which has become our third biggest program of all time.
•Our 12th annual Turkey Burn held on Thanksgiving Day included live classes across Bike, Tread, Row and Strength, driving a 6% year-over-year increase in live Turkey Burn workouts and our largest live Strength class of all time.
•Completed an innovative menopause study with 267 women in conjunction with Respin Health, which found that 84% of women experienced overall symptom improvement by participating in a tailored 60-day program with a curated collection of Cardio and Strength workouts by Peloton, online coaching and community.

* For a reconciliation of all non-GAAP financial measures to their most directly comparable GAAP financial measure, and rationale for why we rely on these measures, see the reconciliation tables below. We are not able to forecast Net income (loss) or reconcile Adjusted EBITDA on a forward-looking basis without unreasonable efforts including because of the inherent difficulties in forecasting certain amounts that affect Net income (loss) and Adjusted EBITDA, as discussed in further detail in the Non-GAAP Financial Measures section below.

Outlook
Below is our outlook for Q3 and Full Year fiscal 2026. We intend to provide further details on our outlook during today’s earnings conference call.

Q3 FY26 Outlook
•Ending Paid Connected Fitness Subscriptions is expected to be in the range of 2.650 million to 2.675 million, representing a decrease of 218,000 or 8% year-over-year at the midpoint.
•Total Revenue is expected to be in the range of $605 million to $625 million, representing a decrease of $9 million or 1% year-over-year at the midpoint.
•Total Gross Margin is expected to be approximately 54.0%, reflecting an increase of 300 bps year-over-year.
•Adjusted EBITDA is expected to be in the range of $120 million to $135 million, representing an increase of $38 million or 43% year-over-year at the midpoint.

	As Reported		Q3 FY26 Range		% Change (Midpoint)
Financial Results (dollars in millions)	Q3 FY25	Q2 FY26	Low	High	Y/Y	Q/Q
Total Revenue	$624.0	$656.5	$605.0	$625.0	(1)%	(6)%

Total Gross Margin (1)	51.0%	50.5%	54.0%		300 bps	350 bps

Adjusted EBITDA (2)	$89.4	$81.4	$120.0	$135.0	43%	57%

User Metrics (in millions)
Ending Paid Connected Fitness Subscriptions	2.880	2.661	2.650	2.675	(8)%	0%
____________________________________
(1) Beginning in the first quarter of 2026, the Company now assigns executive compensation and other corporate overhead costs associated with our corporate facilities to the various expense captions that these costs relate to. As a result, Q2 FY26 Total Gross Margin as reported and Q3 FY26 Total Gross Margin guidance are both inclusive of assigned overhead costs and are not comparable to prior periods. Additionally, the Company changed its measure of segment profitability to Segment Adjusted Gross profit, defined as Revenue less Adjusted Cost of revenue incurred by the segment, which is inclusive of allocated overhead costs, for all periods presented. For a reconciliation of Total Gross Margin for Q3 FY25 to the revised amounts inclusive of allocated overhead costs, refer to the reconciliation tables in the section titled "Change in Segment Measure of Profitability."
(2) Please see the section titled “Non-GAAP Financial Measures—Adjusted EBITDA” for a reconciliation of Net loss to Adjusted EBITDA for Q3 FY25 and Q2 FY26 and an explanation of why we consider Adjusted EBITDA to be a helpful measure for investors.

Full Year FY26 Outlook
•Total Revenue outlook of $2.40 billion to $2.44 billion, representing a decrease of $71 million or 3% year-over-year at the midpoint and a decrease to our outlook provided last quarter.
•Total Gross Margin outlook of approximately 53.0%, reflecting an increase of 210 bps year-over-year and a 100 bps increase to our outlook provided last quarter.
•Adjusted EBITDA outlook of $450 million to $500 million, representing an increase of $71 million or 18% year-over-year at the midpoint and an increase of $25 million to our outlook provided last quarter.
•Free Cash Flow minimum target of $275 million, an increase of $25 million from our minimum target provided last quarter.

	As Reported	FY26 Range		% Change (Midpoint)
Financial Results (dollars in millions)	FY25	Low	High	Y/Y
Total Revenue	$2,490.8	$2,400.0	$2,440.0	(3)%

Total Gross Margin (1)	50.9%	53.0%		210 bps

Adjusted EBITDA (2)	$403.6	$450.0	$500.0	18%
____________________________________
(1) Beginning in the first quarter of 2026, the Company now assigns executive compensation and other corporate overhead costs associated with our corporate facilities to the various expense captions that these costs relate to. As a result, FY26 Total Gross Margin guidance is inclusive of assigned overhead costs and is not comparable to prior periods. Additionally the Company changed its measure of segment profitability to Segment Adjusted Gross profit, defined as Revenue less Adjusted Cost of revenue incurred by the segment, which is inclusive of allocated overhead costs, for all periods presented. For a reconciliation of Total Gross Margin for FY25 to the revised amount inclusive of allocated overhead costs, refer to the reconciliation tables in the section titled "Change in Segment Measure of Profitability."
(2) Please see the section titled “Non-GAAP Financial Measures—Adjusted EBITDA” for a reconciliation of Net loss to Adjusted EBITDA for FY25 and an explanation of why we consider Adjusted EBITDA to be a helpful measure for investors.

Q2 FY2026 Operating Metrics and Financial Summary

				% Change
User Metrics	Q2 FY25	Q1 FY26	Q2 FY26	Y/Y	Q/Q
Members (in millions) (1)	6.2	5.9	5.8	(6)%	(1)%
Ending Paid Connected Fitness Subscriptions (in millions) (1)(2)	2.875	2.732	2.661	(7)%	(3)%
Average Net Monthly Paid Connected Fitness Subscription Churn (1)(2)	1.4%	1.6%	1.9%	50 bps	20 bps
Ending Paid App Subscriptions (in millions) (1)(2)	0.585	0.542	0.522	(11)%	(4)%

Financial Results (dollars in millions)
Connected Fitness Products Revenue	$253.4	$152.4	$243.9	(4)%	60%
Subscription Revenue	420.6	398.4	412.6	(2)%	4%
Total Revenue	$673.9	$550.8	$656.5	(3)%	19%

Connected Fitness Products Gross Profit	$32.8	$10.5	$34.0	4%	222%
Connected Fitness Products Gross Margin	12.9%	6.9%	13.9%	100 bps	700 bps

Subscription Gross Profit	$285.6	$273.2	$297.3	4%	9%
Subscription Gross Margin	67.9%	68.6%	72.1%	420 bps	350 bps
Subscription Contribution Margin (3)	72.1%	72.6%	75.9%	380 bps	340 bps

Total Gross Profit	$318.4	$283.7	$331.3	4%	17%
Total Gross Margin	47.2%	51.5%	50.5%	320 bps	(100) bps

Total Operating Expenses	$364.3	$242.4	$345.6	(5)%	43%

Net (Loss) Income	$(92.0)	$13.9	$(38.8)	58%	(379)%
Adjusted EBITDA (3)	$58.4	$118.3	$81.4	39%	(31)%

Net Cash Provided by Operating Activities	$106.7	$71.9	$71.9	(33)%	0%
Free Cash Flow (3)	$106.0	$67.4	$71.0	(33)%	5%
____________________________________
(1) For further information on these user metrics, please refer to the section titled “User Metrics Definitions.”
(2) Beginning in Q3 FY25, the Company migrated its subscription data model for reporting Ending Paid Connected Fitness Subscriptions, Average Net Monthly Paid Connected Fitness Subscription Churn, and Ending Paid App Subscriptions to a new data model that provides greater visibility to changes to a subscription's payment status when they occur. The new model gives the Company more precise and timely data on subscription pause and churn behavior. Q2 FY25 information has been revised to conform with current period presentation. The impact of this change for Q2 FY25, Q1 FY26, and Q2 FY26 is immaterial. Starting in FY26, we no longer report on Average Monthly Paid App Subscription Churn.
(3) For a reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure, please refer to the reconciliation tables in the section titled “Non-GAAP Financial Measures.”

Webcast and Conference Call Information
We will host a live call at 8:30 a.m. ET on Thursday, February 5, 2026 to discuss our financial results. To avoid delays, we encourage participants to register at a minimum 15 minutes before the start of the call. A live webcast of the call will be available at https://investor.onepeloton.com/news-and-events/events and a replay will be available on the investor relations page of the Company's website for 30 days.

Safe Harbor Statement
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained in this press release other than statements of historical fact, including, without limitation, statements regarding our expected financial results for the third quarter of and the full fiscal year 2026; the scope, impact and anticipated costs associated with the Original Series Bike+ recall; our execution of and timing of and the expected benefits from our restructuring initiatives and cost-saving measures; the cost savings and other efficiencies of expanding relationships with our third-party partners; the launch of new products and services; our new initiatives with retailer partners and our efforts to optimize our retail showroom footprint; the prices of our products and services; our future operating results and financial position, including our ability to achieve and maintain our Free Cash Flow, revenue, gross margin, adjusted EBITDA and subscription targets; our profitability; our business strategy and plans and our ability to achieve them, market growth, and our objectives for future operations, are forward-looking statements. The words “believe,” “may,” “will,” “estimate,” “potential,” “continue,” “anticipate,” “intend,” “expect,” “could,” “would,” “project,” “plan,” “target,” and similar expressions are intended to identify forward-looking statements, though not all forward-looking statements use these words or expressions.

We have based these forward-looking statements on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to a number of risks, uncertainties, and assumptions and other important factors that could cause actual results to differ materially from those stated, including, without limitation: our ability to successfully execute our business strategy; our ability to achieve and maintain future profitability and positive free cash flow; our ability to attract and maintain Subscribers; our ability to accurately forecast consumer demand of our products and services and adequately manage our inventory; our ability to execute and achieve the expected benefits of our restructuring initiatives and other cost-saving measures on our anticipated timeline, and whether our efforts will result in further actions or additional asset impairment charges that adversely affect our business; our ability to effectively manage our growth and costs; our ability to anticipate consumer preferences and successfully develop and offer new products and services in a timely manner, and effectively manage the introduction of new or enhanced products and services; demand for our products and services and growth of the connected fitness and wellness markets; our ability to maintain the value and reputation of the Peloton brand; disruptions or failures of our information technology systems or websites, or those of third parties on whom we rely; our reliance on a limited number of suppliers, contract manufacturers, and logistics partners for our Connected Fitness Products; our lack of control over suppliers, contract manufacturers, and logistics partners for our Connected Fitness Products; our ability to predict our long-term performance and changes to our revenue as our business matures; any declines in sales of our Connected Fitness Products; the effects of increased competition in our markets and our ability to compete effectively; our dependence on third-party licenses for use of music in our content; actual or perceived defects in, or safety of, our products, including any impact the Original Series Bike+ recall, other product recalls, quality improvement or similar programs or legal or regulatory claims, proceedings or investigations involving our products; increases in component costs, long lead times, supply shortages or other supply chain disruptions; accidents, safety incidents or workforce disruptions; seasonality or other fluctuations in our quarterly results; our ability to generate class content; risks related to acquisitions or dispositions and our ability to integrate any such acquired companies into our operations and control environment, including Precor; risks related to expansion into international markets; risks related to payment processing, cybersecurity, or data privacy; risks related to artificial intelligence (“AI”) and our integration of AI into our products, services and business operations; risks related to our Peloton Apps and their ability to work with a range of mobile and streaming technologies, systems, networks, and standards; our ability to effectively price and market our Connected Fitness Products and subscriptions and our limited operating history with which to predict the profitability of our subscription model; any inaccuracies in, or failure to achieve, operational and business metrics or forecasts of market growth; our ability to maintain effective internal control over financial and management systems; impacts from warranty claims or product returns; our ability to maintain, protect, and enhance our intellectual property; our ability to comply with laws and regulations that currently apply or become applicable to our business both in the United States and internationally; risks related to changes in global trade policies, including our ability to mitigate the effects of tariffs and other non-tariff restrictions, such as taxes, quotas, local content rules, customs detentions and other protectionist measures; our reliance on third parties for computing, storage, processing and similar services and delivery and installation of our products; our ability to attract and retain highly skilled personnel and maintain our culture; risks related to our common stock and indebtedness; and those risks and uncertainties described in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the Securities and Exchange Commission, as such risks and uncertainties may be updated in our filings with the Securities and Exchange Commission, which are available on the Investor Relations page of our website at https://investor.onepeloton.com/investor-relations and on the SEC website at www.sec.gov. You should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, performance, or achievements. Our forward-looking statements speak only as of the date of this press release, and we undertake no obligation to update any of these forward-looking statements for any reason after the date of this press release or to conform these statements to actual results or revised expectations, except as required by law.

Financial Tables
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions, except share and per share amounts)

	December 31,	June 30,
	2025	2025
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$1,179.6	$1,039.5
Accounts receivable, net	94.6	101.2
Inventories, net	214.9	205.6
Prepaid expenses and other current assets	67.0	91.3
Total current assets	1,556.2	1,437.6
Property and equipment, net of accumulated depreciation and amortization of $296.3 and $298.3, respectively	191.6	239.0
Intangible assets, net	1.1	5.6
Goodwill	44.0	41.2
Restricted cash	43.6	46.2
Operating lease right-of-use assets, net	310.6	338.9
Other assets	17.5	16.8
Total assets	$2,164.6	$2,125.3
LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable and accrued expenses	$349.5	$372.7
Deferred revenue and customer deposits	155.7	150.7
Current portion of debt	208.9	208.5
Operating lease liabilities, current	67.4	70.1
Other current liabilities	3.3	2.0
Total current liabilities	784.8	803.9
Convertible senior notes, net of current portion	344.3	343.6
Term loan, net of current portion	945.5	946.9
Operating lease liabilities, non-current	380.8	407.5
Other non-current liabilities	36.0	37.2
Total liabilities	2,491.3	2,539.1
Stockholders' deficit
Common stock, $0.000025 par value; 2,500,000,000 and 2,500,000,000 shares of Class A common stock authorized, 409,087,814 and 390,579,270 shares of Class A common stock issued and outstanding as of December 31, 2025 and June 30, 2025, respectively; 2,500,000,000 and 2,500,000,000 shares of Class B common stock authorized, 15,836,724 and 15,837,270 shares of Class B common stock issued and outstanding as of December 31, 2025 and June 30, 2025, respectively.	—	—
Additional paid-in capital	5,289.1	5,183.8
Accumulated other comprehensive income	11.6	5.1
Accumulated deficit	(5,627.4)	(5,602.6)
Total stockholders' deficit	(326.7)	(413.8)
Total liabilities and stockholders' deficit	$2,164.6	$2,125.3

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(unaudited)
(in millions, except share and per share amounts)

	Three Months Ended December 31,		Six Months Ended December 31,
	2025	2024	2025	2024
Revenue:
Connected Fitness Products	$243.9	$253.4	$396.4	$413.0
Subscription	412.6	420.6	811.0	846.9
Total revenue	656.5	673.9	1,207.3	1,259.9
Cost of revenue:
Connected Fitness Products	209.9	220.6	351.8	365.5
Subscription	115.3	135.0	240.5	272.2
Total cost of revenue	325.2	355.6	592.3	637.8
Gross profit	331.3	318.4	615.1	622.1
Operating expenses:
Sales and marketing	152.1	152.7	218.9	234.6
General and administrative	102.9	131.3	203.7	250.8
Research and development	65.0	60.3	127.1	118.8
Impairment expense	23.0	16.7	31.3	21.6
Restructuring expense	2.7	3.3	7.1	6.2
Supplier settlements	—	—	—	23.5
Total operating expenses	345.6	364.3	588.0	655.5
(Loss) income from operations	(14.3)	(45.9)	27.0	(33.4)
Other expense, net:
Interest expense	(31.5)	(34.6)	(63.8)	(70.0)
Interest income	9.2	7.7	18.9	15.8
Foreign exchange loss	(2.4)	(18.5)	(6.2)	(3.7)
Other income (expense), net	0.1	0.2	(0.3)	0.1
Total other expense, net	(24.7)	(45.3)	(51.4)	(57.8)
Loss before income taxes	(39.0)	(91.2)	(24.4)	(91.3)
Income tax (benefit) expense	(0.2)	0.7	0.5	1.6
Net loss	$(38.8)	$(92.0)	$(24.8)	$(92.8)
Net loss attributable to Class A and Class B common stockholders	$(38.8)	$(92.0)	$(24.8)	$(92.8)
Net loss per share attributable to common stockholders, basic and diluted	$(0.09)	$(0.24)	$(0.06)	$(0.24)
Weighted-average Class A and Class B common shares outstanding, basic and diluted	421,310,905	385,591,039	417,209,505	382,059,323
Other comprehensive income:
Change in foreign currency translation adjustment	3.3	13.0	6.6	3.1
Total other comprehensive income	3.3	13.0	6.6	3.1
Comprehensive loss	$(35.5)	$(79.0)	$(18.2)	$(89.8)

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)
(in millions)

	Six Months Ended December 31,
	2025	2024
Cash Flows from Operating Activities:
Net loss	$(24.8)	$(92.8)
Adjustments to reconcile Net loss to Net cash provided by operating activities:
Depreciation and amortization expense	32.1	47.6
Stock-based compensation expense	102.9	108.7
Non-cash operating lease expense	26.5	28.6
Amortization of debt discount and issuance costs	4.8	4.4
Impairment expense	31.3	21.6
Net foreign currency adjustments	6.2	3.7
Changes in operating assets and liabilities:
Accounts receivable	6.5	6.7
Inventories	(4.3)	78.8
Prepaid expenses and other current assets	27.9	14.5
Other assets	(0.8)	(0.1)
Accounts payable and accrued expenses	(28.8)	(56.4)
Deferred revenue and customer deposits	5.1	(4.0)
Operating lease liabilities, net	(40.1)	(42.2)
Other liabilities	(0.7)	0.1
Net cash provided by operating activities	143.8	119.2
Cash Flows from Investing Activities:
Capital expenditures	(5.4)	(2.5)
Business combinations	(2.2)	—
Proceeds from sale of Peloton Output Park	—	4.2
Net cash (used in) provided by investing activities	(7.6)	1.7
Cash Flows from Financing Activities:
Principal repayment of Term Loan	(5.0)	(5.0)
Proceeds from employee stock purchase plan withholdings	2.2	1.9
Proceeds from employee stock plans	0.3	7.1
Principal repayments of finance leases	(0.1)	—
Net cash (used in) provided by financing activities	(2.6)	4.0
Effect of exchange rate changes	3.8	1.2
Net change in cash, cash equivalents, and restricted cash	137.4	126.1
Cash, cash equivalents, and restricted cash — Beginning of period	1,085.8	750.9
Cash, cash equivalents, and restricted cash — End of period	$1,223.2	$876.9
Supplemental Disclosures of Cash Flow Information:
Cash paid for interest	$67.1	$76.1
Cash paid for income taxes	$4.9	$3.1
Supplemental Disclosures of Non-Cash Investing and Financing Information:
Accrued and unpaid capital expenditures, including software	$—	$0.2

Non-GAAP Financial Measures
In addition to our results determined in accordance with accounting principles generally accepted in the United States, or GAAP, we believe the following non-GAAP financial measures are useful in evaluating our operating performance. These non-GAAP financial measures have limitations as analytical tools in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP. Because of these limitations, Adjusted EBITDA, Subscription Contribution, Subscription Contribution Margin, Free Cash Flow, and Net Debt should be considered along with other operating and financial performance measures presented in accordance with GAAP.

The presentation of these non-GAAP financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures. A reconciliation of the non-GAAP financial measures to such GAAP measures can be found below.

A reconciliation of the Company’s Adjusted EBITDA and Free Cash Flow guidance to the most directly comparable GAAP financial measures cannot be provided without unreasonable efforts and is not provided herein because of the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations, including net income (loss) and adjustments that are made for other expense (income), net, income tax expense (benefit), depreciation and amortization expense, stock-based compensation expense, restructuring expense, impairment expense, supplier settlements, product recall related matters, litigation and settlement expenses, and other adjustments reflected in our reconciliation of historical Adjusted EBITDA, the amounts of which could be material.

Adjusted EBITDA
We calculate Adjusted EBITDA as net income (loss) adjusted to exclude: other expense (income), net; net (gains) losses on debt refinancing; income tax expense (benefit); depreciation and amortization expense; stock-based compensation expense; impairment expense; restructuring expense; product recall related matters; certain litigation and settlement expenses; supplier settlements; and other adjustment items that arise outside the ordinary course of our business.
We use Adjusted EBITDA as a measure of operating performance and the operating leverage in our business. We believe that this non-GAAP financial measure is useful to investors for period-to-period comparisons of our business and in understanding and evaluating our operating results for the following reasons:

•Adjusted EBITDA is widely used by investors and securities analysts to measure a company’s operating performance without regard to items such as stock-based compensation expense, depreciation and amortization expense, other expense (income), net, and provision for income taxes that can vary substantially from company to company depending upon their financing, capital structures, and the method by which assets were acquired;
•Our management uses Adjusted EBITDA in conjunction with financial measures prepared in accordance with GAAP for planning purposes, including the preparation of our annual operating budget, as a measure of our core operating results and the effectiveness of our business strategy, and in evaluating our financial performance; and
•Adjusted EBITDA provides consistency and comparability with our past financial performance, facilitates period-to-period comparisons of our core operating results, and may also facilitate comparisons with other peer companies, many of which use a similar non-GAAP financial measure to supplement their GAAP results.

Our use of Adjusted EBITDA has limitations as an analytical tool, and you should not consider this measure in isolation or as a substitute for analysis of our financial results as reported under GAAP. Some of these limitations are, or may in the future be, as follows:

•Although depreciation and amortization expense are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements;
•Adjusted EBITDA excludes stock-based compensation expense, which has recently been, and will continue to be for the foreseeable future, a significant recurring expense for our business and an important part of our compensation strategy;
•Adjusted EBITDA does not reflect: (1) changes in, or cash requirements for, our working capital needs; (2) interest and other income (expense), or the cash requirements necessary to service interest or principal payments on our debt, which reduces cash available to us; or (3) income taxes, which may represent a reduction in cash available to us;
•Adjusted EBITDA does not reflect gains (losses) associated with refinancing efforts that we have determined are outside of the ordinary course of business and are nonrecurring, infrequent or unusual based on factors such as the nature and strategy of the refinancing, as well as our frequency and past practice of performing refinancing activities;

•Adjusted EBITDA does not reflect certain litigation expenses, consisting of legal settlements and related fees for specific proceedings that we have determined arise outside of the ordinary course of business and are nonrecurring, infrequent or unusual based on the following considerations which we assess regularly: (1) the frequency of similar cases that have been brought to date, or are expected to be brought within two years; (2) the complexity of the case; (3) the nature of the remedy(ies) sought, including the size of any monetary damages sought; (4) offensive versus defensive posture of us; (5) the counterparty involved; and (6) our overall litigation strategy. Following a change in practice beginning during the fiscal year ended June 30, 2022, we no longer adjust Adjusted EBITDA for costs from new patent litigation or consumer arbitration claims, unless we consider the matter to be nonrecurring, infrequent or unusual. We continue to adjust Adjusted EBITDA for historical patent infringement and consumer arbitration claims that were determined, prior to our change in practice, to be nonrecurring, infrequent, or unusual;
•Adjusted EBITDA does not reflect acquisition-related costs, including transaction and integration costs;
•Adjusted EBITDA does not reflect impairment charges and gains (losses) on disposals of fixed assets;
•Adjusted EBITDA does not reflect costs associated with certain product recall related matters including adjustments to the return reserves, inventory write-downs, logistics costs associated with Member requests, the cost to move the recalled product for those that elect the option, subscription waiver costs of service, and recall-related hardware development and repair costs. We make adjustments for product recall related matters that we have determined arise outside of the ordinary course of business and are nonrecurring, infrequent or unusual based on factors including the nature of the product recall, our experience with similar product recalls at the time of such assessment, the impacts on us of the recall remedy and associated logistics, supply chain, and other externalities, as well as the expected consumer demand for such a remedy, and operational complexities in the design, regulatory approval and deployment of a remedy;
•Adjusted EBITDA does not reflect costs associated with the Restructuring Plans;
•Adjusted EBITDA does not reflect supplier settlements that are outside of the ordinary course of business and are nonrecurring, infrequent or unusual based on factors such as the nature of the settlements, as well as our frequency and past practice of performing refinancing activities; and
•The expenses and other items that we exclude in our calculation of Adjusted EBITDA may differ from the expenses and other items, if any, that other companies may exclude from Adjusted EBITDA when they report their operating results and we may, in the future, exclude other significant, unusual expenses or other items from this financial measure. Because companies in our industry may calculate this measure differently than we do, its usefulness as a comparative measure can be limited.

Because of these limitations, Adjusted EBITDA should be considered along with other operating and financial performance measures presented in accordance with GAAP.

The following table presents a reconciliation of Adjusted EBITDA to Net loss, the most directly comparable financial measure prepared in accordance with GAAP, for each of the periods indicated:

	Three Months Ended December 31,		Three Months Ended September 30,	Fiscal Year Ended June 30,	Three Months Ended March 31,
	2025	2024	2025	2025	2025
	(in millions)
Net (loss) income	$(38.8)	$(92.0)	$13.9	$(118.9)	$(47.7)
Adjusted to exclude the following:
Total other expense, net	24.7	45.3	26.7	79.3	14.5
Income tax (benefit) expense	(0.2)	0.7	0.7	3.4	0.8
Depreciation and amortization expense	15.4	22.8	16.8	89.7	21.2
Stock-based compensation expense	54.6	61.5	47.5	228.8	67.6
Impairment expense	23.0	16.7	8.3	64.1	30.7
Restructuring expense	2.7	3.3	4.4	33.8	2.4
Supplier settlements	—	—	—	23.5	—
Adjusted EBITDA	$81.4	$58.4	$118.3	$403.6	$89.4
Subscription Contribution and Subscription Contribution Margin
We define “Subscription Contribution” as Subscription Revenue less Subscription Cost of revenue, adjusted to exclude depreciation and amortization and stock-based compensation expenses included within Subscription Cost of revenue. Subscription Contribution Margin is calculated by dividing Subscription Contribution by Subscription Revenue.

We use Subscription Contribution and Subscription Contribution Margin to measure our ability to scale and leverage the costs of our Connected Fitness Subscriptions. We believe that these non-GAAP financial measures are useful to investors for period-to-period comparisons of our business and in understanding and evaluating our operating results because our management uses Subscription Contribution and Subscription Contribution Margin in conjunction with financial measures prepared in accordance with GAAP for planning purposes, including the preparation of our annual operating budget, as a measure of our core operating results and the effectiveness of our business strategy, and in evaluating our financial performance.

The use of Subscription Contribution and Subscription Contribution Margin as analytical tools has limitations, and you should not consider these in isolation or as substitutes for analysis of our financial results as reported under GAAP. Some of these limitations are as follows:

•Although depreciation and amortization expense are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Subscription Contribution and Subscription Contribution Margin do not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements; and
•Subscription Contribution and Subscription Contribution Margin exclude stock-based compensation expense, which has recently been, and will continue to be for the foreseeable future, a significant recurring expense for our business and an important part of our compensation strategy.

Because of these limitations, Subscription Contribution and Subscription Contribution Margin should be considered along with other operating and financial performance measures presented in accordance with GAAP.

The following table presents a reconciliation of Subscription Contribution and Subscription Contribution Margin to Subscription Gross Profit and Subscription Gross Margin, respectively, which are the most directly comparable financial measures prepared in accordance with GAAP, for each of the periods indicated:

	Three Months Ended December 31,		Three Months Ended September 30,
	2025	2024	2025
	(dollars in millions)
Subscription Revenue	$412.6	$420.6	$398.4
Less: Subscription Cost of revenue	115.3	135.0	125.2
Subscription Gross Profit	$297.3	$285.6	$273.2
Subscription Gross Margin	72.1%	67.9%	68.6%
Add back:
Depreciation and amortization expense	$4.4	$7.5	$5.0
Stock-based compensation expense	11.6	10.3	10.9
Subscription Contribution	$313.3	$303.4	$289.1
Subscription Contribution Margin	75.9%	72.1%	72.6%
Free Cash Flow
We define Free Cash Flow as Net cash provided by (used in) operating activities less Capital expenditures. Free Cash Flow reflects an additional way of viewing our liquidity that, we believe, when viewed with our GAAP results, provides management, investors, and other users of our financial information with a more complete understanding of factors and trends affecting our cash flows.

The use of Free Cash Flow as an analytical tool has limitations due to the fact that it does not represent the residual cash flow available for discretionary expenditures. For example, Free Cash Flow does not incorporate payments made for purchases of marketable securities or principal repayments on our debt, which reduces cash available to us. Because of these limitations, Free Cash Flow should be considered along with other operating and financial performance measures presented in accordance with GAAP.

The following table presents a reconciliation of Free Cash Flow to Net cash provided by operating activities, the most directly comparable financial measure prepared in accordance with GAAP, for each of the periods indicated:

	Three Months Ended December 31,		Three Months Ended September 30,
	2025	2024	2025
	(in millions)
Net cash provided by operating activities	$71.9	$106.7	$71.9
Capital expenditures	(0.9)	(0.7)	(4.5)
Free Cash Flow	$71.0	$106.0	$67.4
Net Debt
We define Net Debt as Total debt less Cash and cash equivalents. Total debt consists of the carrying amount of Current portion of debt, Convertible senior notes, net of current portion, and Term loan, net of current portion, on our Condensed Consolidated Balance Sheets, which includes unamortized debt discount and issuance costs. Net Debt reflects an additional way of viewing our liquidity that, we believe, when viewed with our GAAP results, provides management, investors, and other users of our financial information with a more complete understanding of factors and trends affecting our capital structure and balance sheet leverage.

Net Debt has limitations as an analytical tool and may vary from similarly titled measures used by other companies. Because of this, Net Debt should not be considered in isolation or as a substitute for an analysis of our financial measures prepared and presented in accordance with GAAP.

The following table presents a reconciliation of Net Debt to Total debt, the most comparable financial measure prepared in accordance with GAAP, for each of the periods indicated:

	December 31,
	2025	2024
	(in millions)
Current portion of debt	$208.9	$10.0
Convertible senior notes, net of current portion	344.3	541.0
Term loan, net of current portion	945.5	948.3
Total debt	1,498.6	1,499.3
Less: Cash and cash equivalents	1,179.6	829.0
Net Debt	$319.0	$670.3

Gross Principal Debt Outstanding, Net of Cash and cash equivalents, Gross Leverage Ratio, and Net Leverage Ratio
Gross principal debt outstanding consists of the gross principal amount outstanding on Total debt, which excludes unamortized debt discount and issuance costs. We define Gross principal debt outstanding, net of cash and cash equivalents as Gross principal debt outstanding less Cash and cash equivalents. This metric reflects an additional way of viewing our liquidity that, we believe, when viewed with our GAAP results, provides management, investors, and other users of our financial information with a more complete understanding of factors and trends affecting our capital structure and balance sheet leverage.

Our Gross Leverage Ratio is defined as Gross principal debt outstanding divided by Adjusted EBITDA for the trailing twelve months ended December 31, 2025 and 2024, respectively ("Trailing Twelve Month Adjusted EBITDA"). Our Net Leverage Ratio is defined as Gross principal debt outstanding, net of cash and cash equivalents divided by our Trailing Twelve Month Adjusted EBITDA. Trailing Twelve Month Adjusted EBITDA is computed by summing our reported Adjusted EBITDA for the trailing four fiscal quarters. We believe that our Gross Leverage Ratio and Net Leverage Ratio are useful measures to management and investors in understanding trends in our overall financial condition.

These metrics have limitations as an analytical tool and may vary from similarly titled measures used by other companies. Because of this, they should not be considered in isolation or as a substitute for an analysis of our financial measures prepared and presented in accordance with GAAP.

The following table presents a reconciliation of Adjusted EBITDA to Net loss, the most directly comparable financial measure prepared in accordance with GAAP, for each of the periods indicated, a reconciliation of Gross principal debt outstanding, net of cash and cash equivalents to Gross principal debt outstanding, the most comparable financial measure prepared in accordance with GAAP, for each of the periods indicated, and the computation of our Gross Leverage Ratio and Net Leverage Ratio:

	Trailing Twelve Months Ended December 31,
	2025		2024
	(dollars in millions)
Net loss	$(50.9)		$(290.6)
Adjusted to exclude the following:
Total other expense, net	72.9		98.9
Net gain on debt refinancing	—		(53.6)
Income tax expense	2.3		2.3
Depreciation and amortization expense	74.2		100.5
Stock-based compensation expense	222.2		280.2
Impairment expense	73.7		51.2
Restructuring expense	34.7		41.1
Supplier settlements	—		22.4
Product recall related matters	—		(5.8)
Litigation and settlement expenses	—		3.7
Adjusted EBITDA (1)	$429.0		$250.3

Gross principal debt outstanding	$1,534.0		$1,544.0
Less: Cash and cash equivalents	1,179.6		829.0
Gross principal debt outstanding, net of cash and cash equivalents	$354.4		$715.0

Gross Leverage Ratio (2)	3.6	x	6.2	x
Net Leverage Ratio (2)	0.8	x	2.9	x
____________________________________
(1) See section titled “Non-GAAP Financial Measures—Adjusted EBITDA” for further information on this non-GAAP financial measure.
(2) Gross Leverage Ratio is calculated as Gross principal debt outstanding divided by Adjusted EBITDA, and Net Leverage Ratio is calculated as Gross principal debt outstanding, net of cash and cash equivalents divided by Adjusted EBITDA.

User Metrics Definitions
Members
Members includes any individual who has a Peloton account through a Paid Connected Fitness Subscription or a Paid App Subscription, inclusive of the Peloton App+, App One, Strength+, and Breathwrk Memberships (the “Peloton Apps”), and engages in one or more workouts in the trailing 12-month period.
Ending Paid Connected Fitness Subscriptions
Ending Paid Connected Fitness Subscriptions includes all Connected Fitness Subscriptions for which we are currently receiving payment (a successful credit card billing or prepaid subscription credit or waiver). We do not include paused Connected Fitness Subscriptions in our Ending Paid Connected Fitness Subscription count.
Average Net Monthly Paid Connected Fitness Subscription Churn
To align with the definition of Ending Paid Connected Fitness Subscriptions above, our quarterly Average Net Monthly Paid Connected Fitness Subscription Churn is calculated as follows: Paid Connected Fitness Subscriber “churn count” in the quarter, divided by the average number of beginning Paid Connected Fitness Subscribers each month, divided by three months. “Churn count” is defined as quarterly Connected Fitness Subscription churn events minus Connected Fitness Subscription unpause events minus Connected Fitness Subscription reactivations.

We refer to any cancellation or pausing of a subscription for our All-Access Membership as a churn event. Because we do not receive payment for paused Connected Fitness Subscriptions, a paused Connected Fitness Subscription is treated as a churn event at the time the pause goes into effect, which is the start of the next billing cycle. An unpause event occurs when a pause period elapses without a cancellation and the Connected Fitness Subscription resumes, and is therefore counted as a reduction in our churn count in that period. Our churn count is shown net of reactivations and our quarterly Average Net Monthly Paid Connected Fitness Subscription Churn metric averages the monthly Connected Fitness churn percentage across the three months of the reported quarter.
Ending Paid App Subscriptions
Ending Paid App Subscriptions includes all subscriptions to our Peloton Apps for which we are currently receiving payment. Starting in fiscal 2026, we no longer report on Average Monthly Paid App Subscription Churn.
Average Workout Time per Connected Fitness Subscription

Average Workout Time per Connected Fitness Subscription reflects the sum of all workout time from Members attached to a Paid Connected Fitness Subscription within a period, divided by the average of each month's Ending Paid Connected Fitness Subscriptions that were active at the beginning of each month within that period.
Change In Segment Measure Of Profitability
Beginning in the first quarter of 2026, the Company changed its measure of segment profitability to Segment Adjusted Gross profit to better align with the manner in which our chief operating decision maker evaluates segment performance and makes resource allocation decisions. Segment Adjusted Gross profit is defined as Revenue less Adjusted Cost of revenue incurred by the segment. Adjusted Cost of revenue includes costs directly related to the function of each segment, including certain corporate overhead costs, such as a portion of depreciation, rent and occupancy charges related to the Company’s corporate facilities, and personnel-related expenses for certain executives and departments (“Allocated overhead costs”).

For comparability purposes, the Company is providing supplemental historical segment financial information to reflect the new segment measure of profitability, which is reflected within the Company’s Q2 FY26 reported amounts, and Q3 FY26 and Full Year FY26 outlook:

	Q3 FY25
	As Reported	Allocated overhead costs	Segment Adjusted Gross profit
	(dollars in millions)
Gross Profit:
Connected Fitness Products	$29.3	$(7.6)	$21.7
Subscription	288.8	(4.3)	284.4
Total Gross profit	$318.1	$(11.9)	$306.1
Total Gross Margin	51.0%		49.1%

	FY25
	As Reported	Allocated overhead costs	Segment Adjusted Gross profit
	(dollars in millions)
Gross Profit:
Connected Fitness Products	$111.2	$(14.8)	$96.4
Subscription	1,157.1	(17.4)	1,139.7
Total Gross profit	$1,268.3	$(32.2)	$1,236.1
Total Gross Margin	50.9%		49.6%

A reconciliation between reportable Total Gross Profit to consolidated Loss before income taxes is as follows:

	Q3 FY25	FY25
	(in millions)
Total Segment Adjusted Gross profit	$306.1	$1,236.1
Allocated overhead costs	(11.9)	(32.2)
Total Gross Profit (As Reported)	$318.1	$1,268.3
Sales and marketing	(106.5)	(421.6)
General and administrative	(151.4)	(527.3)
Research and development	(59.6)	(234.2)
Impairment expense	(30.7)	(64.1)
Restructuring expense	(2.4)	(33.8)
Supplier settlements	—	(23.5)
Total other expense, net	(14.5)	(79.3)
Loss before income taxes	$(46.9)	$(115.6)